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                                                                    EXHIBIT 99.2

             SERIES 2005-1 SCHEDULE TO ANNUAL NOTEHOLDERS' STATEMENT

                   NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
                                  SERIES 2005-1

     Reference is made to the Series 2005-CC Supplement dated as of August 23, 2005 (the "Series 2005-CC Supplement"), between NATIONAL CITY BANK, as Seller and Servicer, and The Bank of New York (Delaware), as Trustee, the Indenture dated as of August 23, 2005 (the "Indenture"), as supplemented by the Series 2005-1 Indenture Supplement, dated as of August 23, 2005 (the "Indenture Supplement"), each between NATIONAL CITY CREDIT CARD MASTER NOTE TRUST, as issuer (the "Issuer") as The Bank of New York, as the indenture trustee (the "Indenture Trustee"). Capitalized terms used in this Annual Noteholders's Statement have their respective meanings set forth in the Series 2005-CC Supplement, the Master Indenture and the Indenture Supplement, as applicable.

Information Regarding the Current Annual Distribution

1    The amount of the current annual principal payment in respect of the Class
     A Notes                                                                       $         0.00

2    The amount of the current annual principal payment in respect of the Class
     B Notes                                                                       $         0.00

3    The amount of the current annual principal payment in respect of the Class
     C Notes                                                                       $         0.00

4    The amount of the current annual distribution in respect of Class A Annual
     Interest                                                                      $ 8,594,972.46

5    The amount of the current annual distribution in respect of Class A
     Additional Interest                                                           $         0.00

6    The amount of the current annual distribution in respect of Class B Annual
     Interest                                                                      $   609,949.54

7    The amount of the current annual distribution in respect of Class B
     Additional Interest                                                           $         0.00

8    The amount of the current annual distribution in respect of Class C Annual
     Interest                                                                      $   684,666.17

9    The amount of the current annual distribution in respect of Class C
     Additional Interest                                                           $       625.74

10   Series 2005-1 Investor Default Amount

     (a)  The Series 2005-1 Investor Default Amount for the related Annual
          Period                                                                   $15,619,070.47

     (b)  The Series 2005-1 Investor Default Amount allocated to the Class A
          Notes for the related Annual Period                                      $13,668,431.75

     (c)  The Series 2005-1 Investor Default Amount allocated to the Class B
          Notes for the related Annual Period                                      $   937,263.89

     (d)  The Series 2005-1 Investor Default Amount allocated to the Class C
          Notes for the related Annual Period                                      $ 1,013,374.84

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
11    Investors Charge-Offs

     (a)  The aggregate amount of Investor Charge-Offs allocated to the Class A
          Notes for the related Annual Period                                      $         0.00

     (b)  The aggregate amount of Investor Charge-Offs allocated to the Class B
          Notes for the related Annual Period                                      $         0.00

     (c)  The aggregate amount of Investor Charge-Offs allocated to the Class C
          Notes for the related Annual Period                                      $   668,277.29

     (d)  The aggregate amount of the Nominal Liquidation Amount Deficit of the
          Class A Notes reimbursed for the related Annual Period                   $         0.00

     (e)  The aggregate amount of the Nominal Liquidation Amount Deficit of the
          Class B Notes reimbursed for the related Annual Period                   $         0.00

     (f)  The aggregate amount of the Nominal Liquidation Amount Deficit of the
          Class C Notes reimbursed for the related Annual Period                   $   668,277.29

12    Investor Servicing Fee

     (a)  The amount of the Master Trust Investor Servicing Fee payable by the
          Trust on behalf of the Series 2005-1 Noteholders to the Servicer for
          the related Annual Period                                                $ 1,999,443.10

     (b)  The amount of Servicer Interchange payable by the Trust to the
          Servicer for the related Annual Period                                   $ 1,999,443.10

13    Reallocations

     (a)  The amount of Reallocated Class C Principal Collections for the
          related Annual Period                                                    $         0.00

     (b)  The amount of Reallocated Class B Principal Collections for the
          related Annual Period                                                    $         0.00

     (c)  The Class C Nominal Liquidation Amount as of the close of business for
          the related Annual Period                                                $39,000,000.00

     (d)  The Class B Nominal Liquidation Amount as of the close of business for
          the related Annual Period                                                $36,000,000.00

14    Reserve Account

     (a)  The Reserve Draw Amount for the related Annual Period                    $         0.00

     (b)  The amount of the Reserve Draw Account deposited in the Collection
          Account for the related Annual Period to be treated as Series 2005-1
          Finance Charge Amounts for the Class A Notes                             $         0.00

     (c)  The amount of the Reserve Draw Account deposited in the Collection
          Account for the related Annual Period to be treated as Series 2005-1
          Finance Charge Amounts for the Class B Notes                             $         0.00

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
     (d)  The amount of the Reserve Draw Account deposited in the Collection
          Account for the related Annual Period to be treated as Series 2005-1
          Finance Charge Amounts for the Class C Notes                             $         0.00

     (e)  The amount of deposit in the Reserve Account that exceeds the amount required to be on deposit in the Reserve Account and is then paid to
          the Issuer                                                               $         0.00

15   Spread Account

     (a)  The Spread Account Deficiency for the related Annual Period              $12,847,798.54

     (b)  The amount withdrawn from the Spread Account and deposited in the
          Collection Account for the related Annual Period to be treated as
          Series 2005-1 Finance Charge Amounts for the Class C Notes               $         0.00

     (c)  The amount withdrawn from the Spread Account and deposited in the
          Principal Funding Account for the Related Annual Period to be treated
          as Series 2005-1 Finance Charge Amounts for the Class C Notes            $         0.00

16   Series 2005-1 Finance Charge Amounts

     (a)  The amount of Series 2005-1 Finance Charge Amounts on deposit in the
          Collection Account allocated to the Class A Notes for the related
          Annual Period                                                            $ 8,594,972.46

     (b)  The amount of Series 2005-1 Finance Charge Amounts on deposit in the
          Collection Account allocated to the Class B Notes for the related
          Annual Period                                                            $   609,949.54

     (c)  The amount of Series 2005-1 Finance Charge Amounts on deposit in the
          Collection Account allocated to the Class C Notes for the related
          Annual Period                                                            $   685,291.91

     (d)  The amount of Shared Excess Finance Charge Amounts for other Series of
          Notes in Group A                                                         $         0.00

17   Series 2005-1 Available Principal Amounts after Reallocations

     (a)  The amount of Series 2005-1 Available Principal Amounts on deposit in the Collection Account allocated to the Class A Notes for the related
          Annual Period                                                            $         0.00

     (b)  The amount of Series 2005-1 Available Principal Amounts on deposit in the Collection Account allocated to the Class B Notes for the related
          Annual Period                                                            $         0.00

     (c)  The amount of Series 2005-1 Available Principal Amounts on deposit in the Collection Account allocated to the Class C Notes for the related
          Annual Period                                                            $         0.00

     (d)  The amount of Shared Excess Principal Amounts for other Series of
          Notes in Group A                                                         $         0.00

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
18   Base Rate

     (a)  The Base Rate for the related Annual Period                                        5.04%

19   Portfolio Yield

     (a)  The Portfolio Yield for the related Annual Period                                 10.37%

     (b)  The Portfolio Adjusted Yield for the related Annual Period                          N/A

IN WITNESS WHERE OF, the undersigned has duly executed this certificate this 29th day of March, 2006.

                                       NATIONAL CITY BANK, as Administrator on
                                       behalf of the National City Credit Card
                                       Master Note Trust and as Servicer of the National City Master Credit Card Master Trust


                                       By: /s/ Larry Potter
                                           -------------------------------------
                                       Name: Larry Potter
                                       Title: Vice President, National City Bank
                                              Vice President, Finance
                                              National City Card Services